Exhibit 99.1

Representation to the Securities and Exchange Commission Pursuant to Item 8.A.4 of Form 20-F

Atotech Limited (the “Company”) has included in this Registration Statement on Form F-1 audited financial statements, prepared in accordance with International Financial Reporting Standards, for the year ended December 31, 2016 and the period from January 1, 2017 through January 31, 2017 for Atotech B.V., the predecessor to Atotech UK Topco Limited, the Company’s direct subsidiary, as of and for the years ended December 31, 2017 and December 31, 2018 for Atotech UK Topco Limited, and unaudited interim financial statements for the nine months ended September 30, 2018 and September 30, 2019 and as of September 30, 2019 for Atotech UK Topco Limited. Atotech Limited had no operations, assets or liabilities for these periods.

Instruction 2 to Item 8.A.4 of Form 20-F (the “Instruction”) provides that a company may comply with only the 15-month requirement in such item if the issuer is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.

Pursuant to the Instruction, the registrant hereby represents to the U.S. Securities and Exchange Commission that:

1.

the Company is not required by any jurisdiction outside the United States to comply with a requirement to issue audited financial statements not older than 12 months after the Company’s fiscal year-end;

2.	full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company;

3.	the Company does not anticipate that its audited financial statements for the year ended December 31, 2019 will be available until March 2020; and

4.

in no event will the Company seek effectiveness of this registration statement on Form F-1 if its audited financial statements are older than 15 months at the time of the Company’s initial public offering.

Date: January 15, 2020

Atotech Limited

By:	/s/ Geoff Wild
Name:	Geoff Wild
Title:	President and Chief Executive Officer